Consent of Independent Registered Public Accounting Firm

Image Entertainment, Inc.
Chatsworth, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-138701, No. 333-121912 and No. 333-128487), Registration Statement on Form S-4 (No. 333-128535) and Registration Statements on Form S-8 (No. 333-119187, No. 333-69623, No. 33-65121 and No. 33-59353) of Image Entertainment, Inc. of our report dated June 29, 2007, relating to the consolidated financial statements and schedule for the year ended March 31, 2007, which appears in this Annual Report on Form 10-K.

/s/ BDO SEIDMAN LLP

Los Angeles, California
June 29, 2007